EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter's, Inc. Reports First Quarter Fiscal 2015 Results

•	Net Sales $685 Million, Up 5%

•	U.S. Direct-to-Consumer Sales: Carter's Up 12%, OshKosh Up 15%

•	EPS $0.94, Up 49%; Adjusted EPS $0.97, Up 33%

ATLANTA, April 29, 2015 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its first quarter fiscal 2015 results.

“We’re off to a good start this year with a very positive response to our Spring product offerings.  Despite the winter storms and West Coast port delays, we had good growth in first quarter sales and exceptional growth in earnings driven by leveraging our operating expenses,” said Michael D. Casey, Chairman and Chief Executive Officer. “Given the current outlook for our business, we expect to achieve our growth objectives this year.”

First Quarter of Fiscal 2015 compared to First Quarter of Fiscal 2014
Consolidated net sales increased $33.1 million, or 5.1%, to $684.8 million, principally driven by growth in the Company's U.S. Carter's and OshKosh direct-to-consumer businesses. Changes in foreign currency exchange rates in the first quarter of fiscal 2015 as compared to the first quarter of fiscal 2014 negatively impacted consolidated net sales in the first quarter of fiscal 2015 by $5.6 million, or 0.9%. On a constant currency basis, consolidated net sales increased 6.0% in the first quarter of fiscal 2015.

Operating income in the first quarter of fiscal 2015 increased $23.0 million, or 37.3%, to $84.5 million, compared to $61.5 million in the first quarter of fiscal 2014. Operating margin in the first quarter of fiscal 2015 increased 290 basis points to 12.3%, compared to 9.4% in the first quarter of fiscal 2014. Adjusted operating income (a non-GAAP measure) in the first quarter of fiscal 2015 increased $17.2 million, or

24.5%, to $87.3 million, compared to $70.1 million in the first quarter of fiscal 2014. Adjusted operating margin (a non-GAAP measure) in the first quarter of fiscal 2015 increased 190 basis points to 12.7%, compared to 10.8% in the first quarter of fiscal 2014. The increase in adjusted operating margin reflects improved gross margin and expense leverage.

Net income in the first quarter of fiscal 2015 increased $15.5 million, or 45.2%, to $49.8 million, or $0.94 per diluted share, compared to $34.3 million, or $0.63 per diluted share, in the first quarter of fiscal 2014.  Adjusted net income (a non-GAAP measure) in the first quarter of fiscal 2015 increased $11.8 million, or 29.7%, to $51.7 million, compared to $39.9 million in the first quarter of fiscal 2014. Adjusted earnings per diluted share (a non-GAAP measure) in the first quarter of fiscal 2015 increased 32.7% to $0.97, compared to $0.73 in the first quarter of fiscal 2014.

Cash flow from operations in the first quarter of fiscal 2015 was $87.2 million compared to $30.6 million in the first quarter of fiscal 2014. The increase reflects higher earnings and favorable changes in net working capital.

See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.

Business Segment Results

Carter’s Segments
Carter’s retail segment sales increased $27.4 million, or 11.9%, to $257.7 million. Carter's direct-to-consumer comparable sales increased 0.7%, comprised of eCommerce comparable sales growth of 8.1%, partially offset by a retail stores comparable sales decline of 1.2%.

In the first quarter of fiscal 2015, the Company opened 20 Carter’s retail stores in the United States and closed two.  The Company operated 549 Carter’s retail stores in the United States as of April 4, 2015.

Carter’s wholesale segment sales decreased $2.3 million, or 0.9%, to $269.3 million.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $9.5 million, or 14.9%, to $73.0 million. OshKosh direct-to-consumer comparable sales increased 5.2%, comprised of eCommerce comparable sales growth of 20.3%

and a retail stores comparable sales increase of 1.5%. In the first quarter of fiscal 2015, the Company opened nine OshKosh retail stores in the United States and closed one. The Company operated 208 OshKosh retail stores in the United States as of April 4, 2015.

OshKosh wholesale segment sales increased $0.5 million, or 3.0%, to $16.1 million.

International Segment
International segment sales decreased $1.9 million, or 2.7%, to $68.6 million. This decline reflects growth in the Company's retail store and eCommerce businesses in Canada which was more than offset by the Company's exit of retail operations in Japan in fiscal 2014, the impact of the Target Canada bankruptcy in January 2015, and the impact of foreign currency exchange rates. The Company's former retail operations in Japan contributed $4.4 million to segment sales in the first quarter of fiscal 2014.

Changes in foreign currency exchange rates in the first quarter of fiscal 2015 as compared to the first quarter of fiscal 2014 negatively impacted international segment net sales in the first quarter of fiscal 2015 by $5.6 million, or 7.9%. On a constant currency basis, international segment net sales increased 5.2%.

Canadian comparable retail stores sales increased 7.0%, driven by solid growth in both Carter's and OshKosh B'gosh branded products. In the first quarter of fiscal 2015, the Company opened three retail stores in Canada. The Company operated 127 retail stores in Canada as of April 4, 2015.

Dividends
During the first quarter of fiscal 2015, the Company paid a cash dividend of $0.22 per share totaling $11.6 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company's future financial performance and other considerations.

Stock Repurchase Activity
During the first quarter of fiscal 2015, the Company repurchased and retired 157,900 shares of its common stock for $14.1 million at an average price of $89.43 per share. Year-to-date through April 28, 2015, the Company repurchased and retired a total of 240,400 shares for $21.8 million at an average price of $90.77 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions.

As of April 28, 2015, the total remaining capacity under the Company's previously-announced repurchase authorizations was $163 million.

2015 Business Outlook
For the second quarter of fiscal 2015, the Company projects net sales to increase approximately 6% over the second quarter of fiscal 2014 and adjusted diluted earnings per share to be comparable to adjusted diluted earnings per share of $0.61 in the second quarter of fiscal 2014. The adjusted earnings per share forecast excludes anticipated expenses of approximately $2 million related to the amortization of acquired tradenames, approximately $0.5 million related to the revaluation of the Bonnie Togs contingent consideration, and other items the Company believes to be non-representative of underlying business performance.

For fiscal 2015, the Company projects net sales to increase approximately 5% over fiscal 2014 and adjusted diluted earnings per share to increase approximately 10% to 14% compared to adjusted diluted earnings per share of $3.93 in fiscal 2014. This forecast for fiscal 2015 adjusted earnings per share excludes anticipated expenses of approximately $6 million related to the amortization of the acquired tradenames discussed above, approximately $1 million related to the revaluation of the Bonnie Togs contingent consideration, and other items the Company believes to be non-representative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2015 results and its business outlook on April 29, 2015 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 913-312-0834. To listen via the internet, please visit www.carters.com and select links for “Investor Relations” followed by “First Quarter 2015 Earnings Conference Call”. Presentation materials for the call can be accessed under the same “Investor Relations” section by selecting links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through May 7, 2015, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 1080395. The replay will also be archived on the Company’s website under the “Investor Relations” tab.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 800 Company-operated stores in the United States and Canada and on-line at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the second quarter of fiscal 2015 and fiscal year 2015, or any other future period, assessment of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the risks of: losing one or more major customers, vendors, or licensees or financial difficulties for one or more of our major customers, vendors, or licensees; the Company’s products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; incurring costs in connection with cooperating with regulatory investigations and proceedings; the breach of the Company’s consumer databases, systems or processes; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company’s dependence on foreign supply sources; foreign currency risks due to the Company’s operations outside of the United States; the Company’s use of a small number of vendors over whom it has little control; the Company’s foreign supply sources not meeting the Company’s quality standards or regulatory requirements; disruptions in the Company’s supply chain, including distribution centers or in-sourcing capabilities or otherwise, and the risk of slow-downs, disruptions or strikes in the event that the new tentative agreement between the Pacific Maritime Association, which represents the operator of the port through which we source substantially all of our products, and the International Longshore and Warehouse Union is not finalized and approved in a timely manner; product recalls; the loss of the Company’s principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company’s failure to successfully manage its eCommerce business; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company’s intangible assets; increased leverage, not being able to repay its indebtedness and being subject to restrictions on operations by the Company’s debt agreements; not attracting and retaining key individuals within the organization; failure to properly manage strategic projects; failure to implement needed upgrades to the Company’s information technology systems; disruptions of distribution functions in its Braselton, Georgia facility; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with worldwide anti-bribery laws; fluctuations in the Company’s tax obligations and effective tax rate; incurring substantial costs as a result of various claims or pending or threatened lawsuits; and the failure to declare future quarterly dividends. Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Fiscal quarter ended
	April 4, 2015	March 29, 2014
Net sales	$684,764	$651,643
Cost of goods sold	400,712	389,918
Gross profit	284,052	261,725
Selling, general, and administrative expenses	211,183	210,095
Royalty income	(11,636)	(9,901)
Operating income	84,505	61,531
Interest expense	6,692	6,897
Interest income	(137)	(132)
Other expense, net	1,962	596
Income before income taxes	75,988	54,170
Provision for income taxes	26,196	19,873
Net income	$49,792	$34,297

Basic net income per common share	$0.94	$0.64
Diluted net income per common share	$0.94	$0.63
Dividend declared and paid per common share	$0.22	$0.19

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended
	April 4, 2015	% of Total	March 29, 2014	% of Total
Net sales:
Carter’s Wholesale	$269,315	39.3%	$271,628	41.7%
Carter’s Retail (a)	257,727	37.7%	230,328	35.3%
Total Carter’s	527,042	77.0%	501,956	77.0%
OshKosh Retail (a)	73,042	10.7%	63,558	9.8%
OshKosh Wholesale	16,051	2.3%	15,585	2.4%
Total OshKosh	89,093	13.0%	79,143	12.2%
International (b)	68,629	10.0%	70,544	10.8%
Total net sales	$684,764	100.0%	$651,643	100.0%

Operating income:		% of segment net sales		% of segment net sales
Carter’s Wholesale	$57,931	21.5%	$46,867	17.3%
Carter’s Retail (a)	44,493	17.3%	42,979	18.7%
Total Carter’s	102,424	19.4%	89,846	17.9%
OshKosh Retail (a)	(960)	(1.3)%	(4,489)	(7.1)%
OshKosh Wholesale	2,979	18.6%	2,025	13.0%
Total OshKosh	2,019	2.3%	(2,464)	(3.1)%
International (b) (c)	6,511	9.5%	4,036	5.7%
Corporate expenses (d) (e)	(26,449)		(29,887)
Total operating income	$84,505	12.3%	$61,531	9.4%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)
Includes charges associated with the revaluation of the Company's contingent consideration of approximately $0.5 million for each of the first quarters of fiscal 2015 and 2014. Also includes a benefit of approximately $0.4 million for the first quarter of fiscal 2014 related to a favorable recovery on inventory related to the Company's exit from Japan retail operations.

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)	Includes the following charges:

	Fiscal quarter ended
(dollars in millions)	April 4, 2015	March 29, 2014
Closure of distribution facility in Hogansville, GA (1)	$—	$0.3
Office consolidation costs	$—	$2.0
Amortization of tradenames	$2.3	$6.3
(1) Continuing operating costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.
This facility was sold in December 2014.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	April 4, 2015	January 3, 2015	March 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$377,400	$340,638	$277,236
Accounts receivable, net	195,593	184,563	205,166
Finished goods inventories	358,014	444,844	363,018
Prepaid expenses and other current assets	34,718	34,788	26,362
Deferred income taxes	32,842	36,625	37,343
Total current assets	998,567	1,041,458	909,125
Property, plant, and equipment, net of accumulated depreciation of $257,394, $245,011, and $220,847	341,658	333,097	316,786
Tradenames and other intangibles, net	314,955	317,297	323,967
Goodwill	178,859	181,975	184,604
Deferred debt issuance costs, net	6,361	6,677	7,758
Other assets	12,786	12,592	10,109
Total assets	$1,853,186	$1,893,096	$1,752,349

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94,129	$150,243	$103,439
Other current liabilities	93,403	97,728	75,235
Total current liabilities	187,532	247,971	178,674

Long-term debt	586,349	586,000	586,000
Deferred income taxes	120,275	121,536	118,032
Other long-term liabilities	153,317	150,905	140,493
Total liabilities	1,047,473	1,106,412	1,023,199

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 4, 2015, January 3, 2015, and March 29, 2014	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 52,615,316, 52,712,193, and 53,742,906 shares issued and outstanding at April 4, 2015, January 3, 2015 and March 29, 2014, respectively	526	527	537
Additional paid-in capital	—	—	11,420
Accumulated other comprehensive loss	(29,031)	(23,037)	(12,842)
Retained earnings	834,218	809,194	730,035
Total stockholders' equity	805,713	786,684	729,150
Total liabilities and stockholders' equity	$1,853,186	$1,893,096	$1,752,349

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	Fiscal quarter ended
	April 4, 2015	March 29, 2014
Cash flows from operating activities:
Net income	$49,792	$34,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,875	15,354
Amortization of tradenames	2,325	6,271
Accretion of contingent consideration	483	454
Amortization of debt issuance costs	280	375
Non-cash stock-based compensation expense	4,740	4,535
Foreign currency exchange loss	1,652	—
Income tax benefit from stock-based compensation	(5,771)	(3,370)
Loss on disposal of property, plant, and equipment	52	189
Deferred income taxes	2,207	(3,320)
Effect of changes in operating assets and liabilities:
Accounts receivable	(11,402)	(11,725)
Inventories	83,349	53,309
Prepaid expenses and other assets	(472)	8,424
Accounts payable and other liabilities	(54,886)	(74,233)
Net cash provided by operating activities	87,224	30,560

Cash flows from investing activities:
Capital expenditures	(20,760)	(32,083)
Proceeds from sale of property, plant, and equipment	76	—
Net cash used in investing activities	(20,684)	(32,083)

Cash flows from financing activities:
Payments of debt issuance costs	—	(55)
Borrowings under secured revolving credit facility	20,349	—
Payments on secured revolving credit facility	(20,000)	—
Repurchase of common stock	(14,120)	(2,292)
Dividends paid	(11,597)	(10,208)
Income tax benefit from stock-based compensation	5,771	3,370
Withholdings from vesting of restricted stock	(12,331)	(4,079)
Proceeds from exercise of stock options	2,768	5,546
Net cash used in financing activities	(29,160)	(7,718)

Effect of exchange rate changes on cash	(618)	(69)
Net increase (decrease) in cash and cash equivalents	36,762	(9,310)
Cash and cash equivalents, beginning of period	340,638	286,546
Cash and cash equivalents, end of period	$377,400	$277,236

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended April 4, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$284.1	41.5%	$211.2	30.8%	$84.5	12.3%	$49.8	$0.94
Amortization of tradenames (a)	—		(2.3)		2.3		1.5	0.03
Revaluation of contingent consideration (b)	—		(0.5)		0.5		0.5	0.01
As adjusted (c)	$284.1	41.5%	$208.4	30.4%	$87.3	12.7%	$51.7	$0.97

	Fiscal quarter ended March 29, 2014
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$261.7	40.2%	$210.1	32.2%	$61.5	9.4%	$34.3	$0.63
Amortization of tradenames (a)	—		(6.3)		6.3		4.0	0.07
Office consolidation costs (d)	—		(2.0)		2.0		1.2	0.02
Revaluation of contingent consideration (b)	—		(0.5)		0.5		0.5	0.01
Closure of distribution facility (Hogansville, GA)	—		(0.3)		0.3		0.2	—
Japan retail operations exit (e)	(1.0)		(0.6)		(0.4)		(0.3)	(0.01)
As adjusted (c)	$260.7	40.0%	$200.5	30.8%	$70.1	10.8%	$39.9	$0.73

(a)	Amortization of H.W. Carter and Sons tradenames acquired in 2013.

(b)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(d)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(e)	Reflects a favorable recovery on inventory related to the exit of the Company's retail business in Japan.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended June 28, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$245.5	$206.3	$47.3	$25.9	$0.48
Amortization of tradenames (a)	—	(5.6)	5.6	3.5	0.07
Office consolidation costs (b)	—	(4.6)	4.6	2.9	0.05
Japan retail operations exit	—	(0.9)	0.9	0.6	0.01
Closure of distribution facility (Hogansville, GA)	—	(0.3)	0.3	0.2	—
As adjusted (c)	$245.5	$194.8	$58.8	$33.1	$0.61

	Fiscal year ended January 3, 2015 (53 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,184.4	$890.3	$333.3	$194.7	$3.62
Amortization of tradenames (a)	—	(16.4)	16.4	10.4	0.19
Office consolidation costs (b)	—	(6.6)	6.6	4.2	0.08
Revaluation of contingent consideration (d)	—	(1.3)	1.3	1.3	0.03
Closure of distribution facility (Hogansville, GA)	—	(0.9)	0.9	0.6	0.01
Japan retail operations exit (e)	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (c)	$1,183.4	$863.3	$359.3	$211.5	$3.93

(a)	Amortization of H.W. Carter and Sons tradenames acquired in 2013.

(b)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(d)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(e)	Reflects a favorable recovery on inventory related to the exit of the Company's retail business in Japan.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal quarter ended
	April 4, 2015	March 29, 2014
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	52,119,215	53,172,459
Dilutive effect of equity awards	495,386	501,322
Diluted number of common and common equivalent shares outstanding	52,614,601	53,673,781
As reported on a GAAP Basis:
Basic net income per common share:
Net income	$49,792	$34,297
Income allocated to participating securities	(560)	(470)
Net income available to common shareholders	$49,232	$33,827
Basic net income per common share	$0.94	$0.64
Diluted net income per common share:
Net income	$49,792	$34,297
Income allocated to participating securities	(556)	(467)
Net income available to common shareholders	$49,236	$33,830
Diluted net income per common share	$0.94	$0.63
As adjusted (a):
Basic net income per common share:
Net income	$51,713	$39,866
Income allocated to participating securities	(582)	(547)
Net income available to common shareholders	$51,131	$39,319
Basic net income per common share	$0.98	$0.74
Diluted net income per common share:
Net income	$51,713	$39,866
Income allocated to participating securities	(577)	(543)
Net income available to common shareholders	$51,136	$39,323
Diluted net income per common share	$0.97	$0.73

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $1.9 million and $5.6 million in after-tax expenses from these results for the fiscal quarters ended April 4, 2015 and March 29, 2014, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Four fiscal quarters ended
	April 4, 2015	March 29, 2014	April 4, 2015
(dollars in millions)
Net income	$49.8	$34.3	$210.2
Interest expense	6.7	6.9	27.4
Interest income	(0.1)	(0.1)	(0.4)
Income tax expense	26.2	19.9	114.6
Depreciation and amortization (a)	17.2	21.6	70.6
EBITDA	$99.7	$82.5	$422.3

Adjustments to EBITDA
Office consolidation costs (b) (c)	$—	$2.0	$4.6
Revaluation of contingent consideration (d)	0.5	0.5	1.4
Closure of distribution facility in Hogansville, GA (c)	—	0.3	0.6
Japan retail operations exit (c) (e)	—	(1.0)	0.7
Adjusted EBITDA	$100.2	$84.3	$429.6

(a)	Includes amortization of acquired tradenames.

(b)	Costs associated with office consolidation including severance, relocation, and other charges.

(c)	Amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(e)	Fiscal quarter ended March 29, 2014 reflects a favorable recovery of inventory.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.